MetLife, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
On November 1, 2010, MetLife, Inc. acquired all of the outstanding shares of capital stock of American Life Insurance Company and Delaware American Life Insurance Company (together, “ALICO”) for a total purchase price of approximately $16.4 billion, subject to adjustment, which included cash of $7.2 billion and securities of MetLife, Inc. valued at $9.2 billion (the “Acquisition”). The Acquisition was made pursuant to a stock purchase agreement, as amended, dated as of March 7, 2010 by and among MetLife, Inc., American International Group, Inc. (“AIG”) and ALICO Holdings LLC (“ALICO Holdings”) (the “Stock Purchase Agreement”).
The unaudited pro forma condensed combined statement of operations and accompanying notes present the impact of the Acquisition on MetLife, Inc.’s results of operations under the acquisition method of accounting. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 combines the historical consolidated statement of operations of MetLife, Inc. for the year ended December 31, 2010 (which includes ALICO’s operations for the month of November 2010) with the historical combined statement of income of ALICO for the eleven months ended October 31, 2010, giving effect to the Acquisition as if it had been completed on January 1, 2010. The historical financial information has been adjusted in the unaudited pro forma condensed combined statement of operations to give effect to pro forma events that are directly attributable to the Acquisition and factually supportable, and are expected to have a continuing impact on the combined results.
The unaudited pro forma condensed combined statement of operations should be read in conjunction with the accompanying notes and in conjunction with the audited historical consolidated financial statements of MetLife, Inc. as of and for the year ended December 31, 2010 and the related notes, included in MetLife, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.
The unaudited pro forma condensed combined statement of operations is not intended to reflect the results of operations that would have resulted had the Acquisition been effective during the period presented or the results that may be obtained by the combined company in the future. The unaudited pro forma condensed combined statement of operations for the period presented does not reflect future events that may occur after the Acquisition, including, but not limited to, expense efficiencies or revenue enhancements arising from the Acquisition. It also does not give effect to certain one-time charges that MetLife, Inc. expects to incur such as restructuring and integration costs. Future results may vary significantly from the results reflected in the unaudited pro forma condensed combined statement of operations.

MetLife, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2010

	Historical		Pro Forma	Reclassification		Pro Forma
	MetLife	ALICO	Adjustments	Adjustments	Notes	Combined
			(In millions, except per share data)
	December 31, 2010	Eleven Months Ended October
		31, 2010
Revenues
Premiums	$27,394	$9,463	$(160)	$(1,123)	5(a); 6(a)	$35,574
Universal life and investment-type product policy fees	6,037	—	(107)	1,123	4(p); 5(a)	7,053
Net investment income	17,615	3,734	(857)	—	4(a)	20,492
Other revenues	2,328	5	—	—		2,333
Net investment gains (losses)	(657)	(98)	(229)	—	4(s); 4(t); 6(a); 6(b)	(984)

Total revenues	52,717	13,104	(1,353)	—		64,468

Expenses
Policyholder benefits and claims	29,545	7,596	(324)	(2,135)	4(q); 4(r); 4(v); 5(b); 6(a)	34,682
Interest credited to policyholder account balances	4,925	—	—	2,135	5(b)	7,060
Policyholder dividends	1,486	—	—	—		1,486
Other expenses	12,803	3,790	(1,186)	—	4(b)	15,407

Total expenses	48,759	11,386	(1,510)	—		58,635

Income from continuing operations before provision for income tax	3,958	1,718	157	—		5,833
Provision for income tax expense	1,181	554	98	—	4(u)	1,833

Income from continuing operations, net of income tax	2,777	1,164	59	—		4,000
Less: Net income (loss) attributable to noncontrolling interests	(4)	36	—	—		32

Income from continuing operations, net of income tax, attributable to shareholders	2,781	1,128	59	—		3,968
Less: Preferred stock dividends	122	—	—	—		122

Income from continuing operations, net of income tax, attributable to common shareholders	$2,659	$1,128	$59	$—		$3,846

Earnings Per Share
Income per share from continuing operations, net of income tax, attributable to common shareholders
Basic	$3.01					$3.64

Diluted	$2.99					$3.62

Weighted average number of common shares outstanding
Basic	882					1,056

Diluted	890					1,063

See accompanying notes to unaudited pro forma condensed combined statement of operations

MetLife, Inc.
Notes to Unaudited Pro Forma Condensed Combined Statement of Operations
1. Description of Transaction
Under the terms of the Stock Purchase Agreement, on November 1, 2010, MetLife, Inc. (i) paid $7.2 billion to ALICO Holdings in cash, and (ii) issued to ALICO Holdings (a) 78,239,712 shares of MetLife, Inc.’s common stock, (b) 6,857,000 shares of Series B Contingent Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”) of MetLife, Inc., and (c) 40,000,000 equity units of MetLife, Inc. with an aggregate stated amount at issuance of $3.0 billion, initially consisting of (x) purchase contracts obligating the holder to purchase, on specified future settlement dates, a variable number of shares of MetLife, Inc.’s common stock for a fixed price; and (y) an interest in each of three series of debt securities (the “Debt Securities”) issued by MetLife, Inc.
2. Basis of Presentation
The unaudited pro forma condensed combined statement of operations is based on the historical financial statements of MetLife, Inc. and ALICO and combines the condensed consolidated statement of operations for the year ended December 31, 2010, for MetLife, Inc. (which includes ALICO’s operations for the month of November 2010) and the combined statement of income for the eleven months ended October 31, 2010, for ALICO. For ease of reference, all pro forma adjustments reference MetLife, Inc.’s December 31, 2010 year end date and no adjustments were made to ALICO’s reported information for its different period-end date. Certain adjustments and reclassifications have been recorded in the unaudited pro forma condensed combined statement of operations to conform to MetLife, Inc.’s accounting policies and are more fully described in Notes 4 and 5. The unaudited pro forma condensed combined statement of operations gives effect to the Acquisition as if it had occurred on January 1, 2010.
The unaudited pro forma condensed combined statement of operations is presented in accordance with the requirements of Article 11 of Regulation S-X published by the U.S. Securities and Exchange Commission. In accordance with Article 11 of Regulation S-X, discontinued operations and the related earnings per share data have been excluded from the presentation of the unaudited pro forma condensed combined statement of operations.
The unaudited pro forma condensed combined statement of operations and accompanying notes present the impact of the Acquisition on MetLife, Inc.’s results of operations under the acquisition method of accounting. The acquisition method of accounting requires, among other things, that the consideration transferred be measured at fair value at the acquisition date and that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. Accordingly, for purposes of determining the pro forma adjustments in the condensed combined statement of operations, the assets acquired and liabilities assumed were assumed to have been recorded as of the acquisition date of January 1, 2010 at their respective fair values.
The pro forma adjustments reflecting the acquisition are based on certain estimates and assumptions. MetLife, Inc.’s management believes that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined statement of operations.
The unaudited pro forma condensed combined statement of operations is not intended to reflect the results of operations of the combined company that would have resulted had the Acquisition been effective during the period presented or the results that may be obtained by the combined company in the future.
3. Acquisition-Related Costs
During the year ended December 31, 2010, MetLife, Inc. incurred acquisition-related transaction costs, consisting primarily of investment banking and legal fees, of $106 million. This amount is reflected in MetLife, Inc.’s historical consolidated statement of operations for the year ended December 31, 2010 and was included in other expenses. A pro forma adjustment has been made to eliminate these costs from the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 due to their non-recurring nature.

4. Pro Forma Adjustments
The following pro forma adjustments are included in the unaudited pro forma condensed combined statement of operations:

(a)	Adjustments to reflect the increase/(decrease) in net investment income for the year ended December 31, 2010 as follows:

	For the Year Ended	Note
	December 31, 2010	Reference
	(in millions)
Adjustment to income associated with commercial mortgage-backed securities	$6	4	(c)
Adjustment to amortization/accretion of fixed maturities available-for-sale portfolio	(777)	4	(c)
Elimination of interest income on investment in MetLife, Inc. debt securities	(8)	4	(c)
Adjustment to net investment income associated with reclass of investment securities	(35)	4	(d)
Adjustment to commercial mortgage loan income	45	4	(e)
Adjustment to income associated with policy loans	(43)	4	(f)
Recognition of income on indemnification asset	2	4	(g)
Adjustment to depreciation expense on investment real estate	1	4	(l)
Elimination of net investment income associated with Peru joint ventures	(48)	6	(a)

	$(857)

(b)	Adjustments to reflect the (decrease)/increase in other expenses for the year ended December 31, 2010 are is as follows:

	For the Year Ended	Note
	December 31, 2010	Reference
	(in millions)
Adjustment to remove acquisition-related transaction costs incurred in 2010	$(106)	3
Elimination of interest expense on MetLife, Inc. debt securities	(8)	4	(c)
Elimination of amortization on historical DAC	(1,808)	4	(h)
Adjustment to DAC amortization related to new business	242	4	(h)
Amortization of VOBA, VODA and VOCRA	1,202	4	(i)
Amortization of negative VOBA	(806)	4	(j)
Elimination of expense associated with historical deferred sales inducements	(26)	4	(k)
Adjustment to amortization of trademark assets	8	4	(m)
Adjustment to depreciation/amortization expense associated with fixed assets and software capitalization	(13)	4	(n)
Recognition of interest expense on debt securities issued in connection with Acquisition	129	4	(o)

	$(1,186)

(c)
An adjustment to decrease certain fixed maturity securities relating to commercial mortgage-backed securities to fair value based on the Company’s valuation methodology was assumed to have been made as of January 1, 2010. The associated increase in net investment income is $6 million for the year ended December 31, 2010 related primarily to the net change in premium/discount of those securities. In addition, an adjustment to recognize the reduction of $777 million for the year ended December 31, 2010 was recorded to reflect the new cost basis and related amortization/accretion of the acquired fixed maturities available-for-sale portfolio.

The elimination of ALICO’s investment in MetLife, Inc.’s bonds resulted in the related elimination of intercompany interest income/interest expense of $8 million for the year ended December 31, 2010.

(d)
An adjustment to reclassify trading securities to fixed maturity securities available-for-sale, short term investments and cash in accordance with MetLife, Inc.’s intention not to hold the securities principally for the purpose of selling in the near term resulted in a reduction in net investment income of $35 million for the year ended December 31, 2010.

(e)	An adjustment to decrease mortgage loans to fair value resulted in an increase in net investment income of $45 million for the year ended December 31, 2010.

(f)	An adjustment to increase policy loans to fair value resulted in a reduction in net investment income of $43 million for the year ended December 31, 2010, related to the amortization of premium.

(g)
An adjustment related to the change in value of indemnification assets established for potential recoveries related to the deterioration of fixed maturity securities (including commercial mortgage-backed securities), mortgage loans and certain investment funds resulted in an increase in net investment income of $2 million for the year ended December 31, 2010.

(h)
An adjustment to eliminate ALICO’s historical deferred policy acquisition costs (“DAC”) resulted in an amortization decrease of $1,808 million for the year ended December 31, 2010. In addition, the adjustment to increase other expenses for the DAC amortization related to new business in the period presented in conformity with MetLife, Inc.’s accounting policy is $242 million for the year ended December 31, 2010.

(i)
Adjustments to establish the value of business acquired (“VOBA”), the value of distribution agreements acquired (“VODA”) and the value of customer relationships acquired (“VOCRA”) arising from the Acquisition resulted in an adjustment for the related amortization for VOBA, VODA and VOCRA of $1,202 million for the year ended December 31, 2010.

(j)
For certain acquired blocks of business, the estimated fair value of acquired liabilities exceeded the initial policy reserves assumed at the acquisition date, resulting in a negative VOBA which resulted in an adjustment for the related amortization for negative VOBA of $806 million for the year ended December 31, 2010.

(k)	An adjustment to eliminate ALICO’s deferred sales inducement assets resulted in a reduction in amortization of $26 million for the year ended December 31, 2010.

(l)	An adjustment to increase investment real estate to fair value resulted in an increase in net investment income of $1 million for the year ended December 31, 2010.

(m)
An adjustment to recognize the trademark values acquired as an identifiable intangible asset arising from the Acquisition resulted in an adjustment for trademark amortization of $8 million for the year ended December 31, 2010.

(n)
An adjustment to reduce fixed assets and capitalized software to conform to MetLife, Inc.’s capitalization policy resulted in a reduction in depreciation expense of $13 million for the year ended December 31, 2010.

(o)
An adjustment to reflect the issuance of the Debt Securities of $3.0 billion and the public offering of senior notes issued in August, 2010 of $3.0 billion in connection with the Acquisition was assumed to have been made as of January 1, 2010 and the increase in other expenses related to interest expense related to the Debt Securities and the senior notes is $129 million for the year ended December 31, 2010. Interest expense on the Debt Securities was based on an average annual contractual rate of 1.98%. Interest expense on the public offering of senior debt was calculated based on actual borrowing rates for the $3.0 billion in aggregate principal amount of senior notes.

(p)	An adjustment to eliminate ALICO’s historical unearned revenue is $107 million for the year ended December 31, 2010.

(q)
Adjustment to remove the effects of changes in embedded derivatives on certain U.K. unit linked business contracts which reduce earnings by $99 million for the year ended December 31, 2010 since the related guarantees will not impact MetLife, Inc.’s future earnings based on the provisions of the Stock Purchase Agreement.

(r)
Adjustment to decrease policyholder benefits and claims incurred by $107 million for the year ended December 31, 2010 for the estimated effects of unlocking actuarial assumptions used in determining future net benefit premiums for certain traditional life insurance blocks of business and to reverse the mark to market effects of the fair value option used by ALICO for certain single premium variable life products in Japan as MetLife, Inc. did not exercise such a fair value election.

(s)	Adjustment to reverse realized investment losses of $83 million for the year ended December 31, 2010, to conform to MetLife, Inc.’s policy related to foreign exchange.

(t)
Adjustment to realize a net investment loss of $9 million related to the release of unrealized gains/losses to realized gains/losses on foreign currency denominated fixed maturity securities for the year ended December 31, 2010.

(u)
The unaudited pro forma condensed combined statements of operations pre-tax adjustments were tax effected at the U.S. tax rate of 35%. For purposes of the unaudited pro forma condensed statements of operations, it has been assumed that earnings of foreign subsidiaries will not be permanently reinvested. For the year ended December 31, 2010, the pro forma pre-tax adjustments resulted in an increase to income tax expense of $98 million.

(v)
Adjustment to record an increase in indemnification assets of $138 million associated with certain litigation matters, which offsets the related litigation charge reflected in ALICO’s statement of income for the eleven months ended October 31, 2010.

5. Reclassification Adjustments
The following reclassification adjustments have been made to conform ALICO’s accounting policies to those of MetLife, Inc. which have been recorded in the unaudited pro forma condensed combined statement of operations:
(a)	Adjustment to reclassify universal life and investment-type product policy fees of $1,123 million from premiums for the year ended December 31, 2010.

(b)	Adjustment to reclassify interest credited to policyholder account balances of $2,135 million from policyholder benefits and claims for the year ended December 31, 2010.
6. Pre Closing Activities
(a) On October 27, 2010, ALICO sold its investments in two joint ventures in Peru resulting in a gain of $83 million, which has been eliminated in the unaudited pro forma condensed combined statement of operations. In addition, the statement of operations items related to the Peru joint ventures have been eliminated in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 and are presented below.

Eleven Months Ended
October 31, 2010
Revenues	(in millions)
Premiums	$160
Net investment income	48
Net investment gains	5

Expenses
Policyholder benefits and claims	178

Net income attributable to noncontrolling interests	22
(b) Prior to the closing of the Acquisition, AIG was required to complete certain transactions that affect ALICO, as required by the Stock Purchase Agreement. As a result, the following adjustments to eliminate gains were made in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010:
(i) a gain of $29 million for the year ended December 31, 2010 associated with an intercompany settlement of a foreign currency derivative between the ALICO and AIG;
(ii) a gain of $78 million for the year ended December 31, 2010, associated with the intercompany settlement of swap positions between the ALICO and AIG Financial Products; and

(iii) a gain of $108 million for the year ended December 31, 2010, associated with the sale of AIG common stock to AIG.
7. Pro Forma Earnings Per Share
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the estimated weighted average number of common shares outstanding, as adjusted for the following items:
(i)	the public offering of 86,250,000 shares of MetLife, Inc. common stock issued on August 6, 2010, in connection with financing the cash portion of the transaction;

(ii)	the issuance of 78,239,712 shares of MetLife, Inc. common stock to ALICO Holdings; and

(iii)	conversion of the Series B Preferred Stock into 68,570,000 shares of MetLife, Inc. common stock.

Year Ended
December 31, 2010
Basic	(in millions)
Weighted average common shares outstanding, as reported (1)	823
Common shares issued in connection with the Acquisition (2)	164
Common shares upon conversion of Series B Preferred Stock (3)	69

Weighted average common shares outstanding, pro forma	1,056

Diluted
Weighted average common shares outstanding, as reported (1)	830
Common shares issued in connection with the Acquisition (2)	164
Common shares upon conversion of Series B Preferred Stock (3)	69

Weighted average common shares outstanding, pro forma	1,063

(1)
Weighted average common shares, as reported for both basic and diluted, are adjusted to remove the incremental common shares associated with common stock issued on August 6, 2010, as well as the incremental common shares associated with the common stock and the Series B Preferred Stock issued to ALICO Holdings on November 1, 2010 in connection with the Acquisition. The shares associated with common stock are included in the total “Common shares issued in connection with the Acquisition” and assumed to be outstanding for the entire 2010 year. The shares associated with the Series B Preferred Stock are included in the total “Common shares upon conversion of Series B Preferred Stock” and are assumed to be outstanding for the entire 2010 year.

(2)	Includes shares issued on August 6, 2010 as well as shares of MetLife, Inc. common stock issued to ALICO Holdings on November 1, 2010.

(3)	For purposes of the earnings per share calculation, the Series B Preferred Stock is treated on an as-converted basis for both basic and diluted weighted average shares.
8. Forward Looking Statements
The unaudited pro forma condensed combined statement of operations may be deemed to be forward looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward looking statements are identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Such statements may include, but are not limited to statements about the benefits of the Acquisition, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. These forward looking statements are based largely on management’s expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward looking statements.